EXHIBIT 3.2

                          APPALACHIAN BANCSHARES, INC.

                              AMENDMENT OF BYLAWS:
                            -----------------------

                           CERTIFICATE OF RESOLUTIONS


     The undersigned, Tracy R. Newton, President and Chief Executive Officer of Appalachian Bancshares, Inc. (the "Company"), hereby certifies that the following resolutions were unanimously adopted and approved, effective as of April 1, 2003, by the Board of Directors of the Company (the "Board"), on April 15, 2003, at a duly noticed meeting of the Board at which a quorum was present, said resolutions remaining valid and in effect as of this 14th day of May, 2003:

     WHEREAS, the Board has determined that it is in the best interests of the Company to amend the Company's Bylaws, for the purpose of providing standards and guidelines with respect to the consideration, at the annual meeting of shareholders, of proposals for action and other business, submitted by shareholders of the Company, in order to provide the Company and its shareholders adequate notice of matters to be addressed at such meetings;

     WHEREAS, the Board has determined that it is in the best interests of the Company to amend the Company's Bylaws, for the purpose of addressing revisions in Georgia state law with respect to shareholder approval of transactions such as corporate acquisitions, mergers and consolidations;

     WHEREAS, the Board has determined that it is in the best interests of the Company to amend its Bylaws, for the purpose of revising those provisions therein that address the indemnification of directors, officers, employees and agents of the Company, to provide such individuals the greatest possible protection under Georgia state law, making such provisions consistent with the indemnification provisions in the Company's Articles of Incorporation;

     WHEREAS, the Board has determined that it is in the best interests of the Company to amend and restate its Articles of Incorporation, which amended and restated articles shall be presented for approval by the shareholders of the Company, at the Company's 2003 Annual Meeting of Shareholders, to provide certain protections from hostile takeover actions against the Company and to ensure that all shareholders of the Company will receive fair treatment in the event of any hostile, unsolicited offer to acquire or take control of the Company;

     NOW, THEREFORE, BE IT RESOLVED, that the Bylaws of the Company hereby are amended, pursuant to and in accordance with Article Eleven, Section

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11.1 thereof, by adding the following provision to Article Two of the Bylaws:

          "2.13 Notice of Shareholder Proposals. No proposal or item of business, submitted by a shareholder of the Corporation, for consideration at an annual meeting of the shareholders, will be considered at any such meeting unless the Secretary of the Corporation has received written notice of the matter proposed to be presented from the shareholder on or prior to the date which is 120 days prior to the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of shareholders. This provision shall not prevent the consideration and approval, or disapproval, at an annual meeting, of reports of officers, directors and committees, but in connection with such reports, no new business shall be acted upon at such meeting unless filed as provided in this Section 2.13. If the chairman of an annual meeting of shareholders determines that business was not properly brought before such meeting, in accordance with this Section 2.13, the chairman shall declare, at such meeting, that such business was not properly brought before the meeting and that such business shall not be transacted."

     FURTHER RESOLVED,  that, pursuant to and in accordance with the addition of
     Section 2.13 to Article Two of the Company's Bylaws, neither a proposal for action nor an item of business, submitted by a shareholder of the Corporation, for consideration at an annual meeting of the shareholders, will be considered at any such meeting unless such proposal or item of business was brought properly before the meeting as provided in Section
     2.13 of Article Two of the Company's Bylaws;

     FURTHER RESOLVED, that the Bylaws of the Company hereby are amended, pursuant to and in accordance with Article Eleven, Section 11.1 thereof, by adding the following provision to Article Two of the Bylaws:

          "2.14 Business Combinations. Notwithstanding and not in limitation of, but in addition to, Paragraphs A through F of Section 2.11 of this Article Two, all of the requirements within Sections 14-2-1110 through 14-2-1113 and Sections 14-2-1131 through 14-2-1133 of the Code, as the same exist or may hereafter be amended, shall be applicable to "business combinations" (as that term is defined therein) of the Corporation."

     FURTHER RESOLVED,  that, pursuant to and in accordance with the addition of
     Section 2.14 to Article Two of the Company's Bylaws, all of the requirements within Sections 14-2-1110 through 14-2-1113 and Sections 14-2-1131 through 14-2-1133 of the Georgia Business Corporation Code, as the same exist or may hereafter be amended, be, and hereby are, applicable to "business combinations" (as that term is defined therein) of the Company;

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     FURTHER  RESOLVED,  that the  Bylaws of the  Company  hereby  are  amended, pursuant to and in accordance with Article Eleven, Section 11.1 thereof, by restating, in its entirety, Article Nine of the Bylaws of the Company, so as to read, in its entirety, as it appears in the form attached hereto as Exhibit A;

     FURTHER RESOLVED, that, pursuant to and in accordance with the restatement of Article Nine of the Company's Bylaws, matters regarding indemnification of directors, officers, employees and agents of the Company shall be governed by the restated Article Nine, as it appears in the form attached hereto as Exhibit A;

     FURTHER RESOLVED, that the Bylaws of the Company hereby are amended, pursuant to and in accordance with Article Eleven, Section 11.1 thereof, by restating Article Two, Section 2.7 of the Bylaws of the Company, so as to read as follows:

          "2.7 Voting of Shares. Unless otherwise provided by the Articles of Incorporation, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy. If a quorum is present, a majority of the shares represented at the meeting and entitled to vote on the subject matter shall determine any matter coming before the meeting, unless a different vote is required by the Code, the Articles of Incorporation, or these By-Laws."

     FURTHER RESOLVED, that the Bylaws of the Company hereby are amended, pursuant to and in accordance with Article Eleven, Section 11.1 thereof, by restating Article Three, Sections 3.4 and 3.8 of the Bylaws of the Company, so as to read, respectively, as follows:

          "3.4 Term of Directors. The terms of the initial directors of the Corporation shall expire at the first shareholders' meeting at which new directors are elected. Unless otherwise provided by the Articles of Incorporation, except in the case of death, resignation, retirement, disqualification or removal, all other directors shall serve as such for one year and thereafter until his respective successor shall have been elected and qualified."

          "3.8 Removal. Unless otherwise provided by the Articles of

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          Incorporation,  the  entire  Board  of  Directors  or  any  individual director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors. Further, unless otherwise provided by the Articles of Incorporation, the Board of Directors may remove a director from office (i) if such Director is adjudicated an incompetent by a court, (ii) if he is convicted of a felony, (iii) if he files for protection from creditors under bankruptcy laws, (iv) if he does not, within sixty (60) days of his election, accept the office in writing or by attendance at a meeting of the Board of Directors and fulfill any other requirements for holding the office of director, (v) if he fails to attend regular meetings of the Board of Directors for six (6) consecutive meetings without having been excused by the Board of Directors, or (vi) if he was an employee or duly elected officer of the Corporation and was discharged or resigned at the request of the Board of Directors for reasons relating to the performance of duties as an employee or officer of the Corporation."

     FURTHER RESOLVED, that the Bylaws of the Company hereby are amended, pursuant to and in accordance with Article Eleven, Section 11.1 thereof, by restating Article Eleven, Sections 11.1 and 11.2 of the Bylaws of the Company, so as to read, respectively, as follows:

          "11.1 Power to Amend Bylaws.  Except as otherwise  provided in Section
          2.11 of these By-Laws, and unless otherwise provided by the Articles of Incorporation, the Board of Directors shall have power to alter, amend or repeal these By-Laws or adopt new by-laws, but any by-laws adopted by the Board of Directors may be altered, amended or repealed, and new by-laws adopted, by the shareholders. Further, unless otherwise provided by the Articles of Incorporation, the shareholders may prescribe that any by-law or by-laws adopted by them shall not be altered, amended or repealed by the Board of Directors."

          "11.2 Conditions. Except as otherwise provided herein, and unless otherwise provided by the Articles of Incorporation, any action taken by the shareholders with respect to by-laws shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the Board of Directors with respect to by-laws shall be taken by an affirmative vote of a majority of all directors then holding office."

     FURTHER RESOLVED, that the appropriate officers of the Company be, and hereby are, authorized and directed to do all such things necessary, convenient or appropriate, and to execute and deliver all documents, certificates and papers necessary or appropriate, to carry out the foregoing resolutions, and, to the extent that any of such things have been

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     done or actions have been taken, the same hereby are approved, ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the undersigned has set his hand this 14th day of May, 2003.



                                             /s/  Tracy R. Newton
                                           -------------------------------------
                                           Tracy R. Newton
                                           President and Chief Executive Officer


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                                    Exhibit A
                                   -----------

                                  ARTICLE NINE

                                 Indemnification

9.1 Definitions for Indemnification Provisions. As used in this Article Nine, the term:

     (a) "Corporation" (when spelled with an initial capital letter) includes any domestic or foreign predecessor entity of the Corporation (as "Corporation" is defined in Article One of these By-Laws) in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction;

     (b) "director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in, or beneficiaries of, the plan. Director includes, unless the context requires otherwise, the estate or personal representative of a director;

     (c)  "expenses" include attorneys' fees;

     (d) "liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding;

     (e) "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding;

     (f)  "proceeding" means any threatened, pending, or completed action, suit,
          or   proceeding,   whether   civil,   criminal,   administrative,   or
          investigative and whether formal or informal.

9.2 Mandatory Indemnification. The Corporation shall indemnify a director, who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the Corporation, against reasonable expenses incurred by the director in connection with the proceeding. Further, the Corporation shall indemnify a director, who is a party to a proceeding because he is or was a director, against monetary damages resulting from any action for a breach of duty of care or other duty as a director, provided that this provision shall not eliminate or limit the liability of a director:


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     (a)  For any  appropriation,  in violation  of his duties,  of any business opportunity of the Corporation;

     (b) For acts or omissions which involve intentional misconduct or a knowing violation of law;

     (c) For any type of liability for unlawful distribution under Section 14-2-832 of the Code (as defined in Section 2.5 of Article Two) , or any successor statute; or

     (d) For any transaction from which he received an improper personal benefit.

9.3  Authority for Permissive Indemnification.

     (a) Except as otherwise provided in this Section 9.3, the Corporation may indemnify an individual, who is a party to a proceeding because he is or was a director, against liability incurred in the proceeding if he conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity, that such conduct was in the best interests of the Corporation; in all other cases, that such conduct was at least not opposed to the best interests of the Corporation; and in the case of a criminal proceeding, that he had no reasonable cause to believe such conduct was unlawful.

     (b) A director's conduct, with respect to an employee benefit plan, for a purpose he believed, in good faith, to be in the interests of the participants in, and beneficiaries of, the plan, is conduct that the director reasonably believed was at least not opposed to the best interests of the Corporation.

     (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the standard of conduct set forth in subsection (a) of this Section 9.3.

     (d)  The Corporation may not indemnify a director under this Section 9.3:

          (1) in connection with a proceeding by, or in the right of, the Corporation, in which the director was adjudged liable to the Corporation, except for reasonable expenses incurred in connection with the proceeding, if it is determined that the director has met the relevant standard of conduct set forth in subsection (a) of this Section 9.3; or

          (2) in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.

9.4  Determination and Authorization of Permitted Indemnification.

     (a)  The Corporation may not indemnify a director under Section 9.3 of this

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          Article  Nine  unless  authorized  thereunder  to do so,  and unless a determination has been made in the specific case that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in subsection (a) of such Section 9.3.

     (b)  The determination required by subsection (a) hereof shall be made:

          (1) if there are two or more disinterested directors, by the Board, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

          (2)  by special legal counsel:

               a. selected in the manner prescribed in paragraph (1) of this subsection; or

               b.   if  there  are  fewer  than  two  disinterested   directors,
                    selected by the Board (in which selection directors who do not qualify as disinterested directors may participate); or

          (3) by the shareholders, but shares owned by or voted under the control of a director, who at the time does not qualify as a disinterested director, may not be voted on the determination.

     (c) Authorization of indemnification, or an obligation to indemnify, and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, as set forth in subsection (b) hereof, except that if there are fewer than two disinterested directors, or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled, under subsection (b)(2)(b) of this Section 9.4, to select special legal counsel.

9.5  Shareholder-Approved Indemnification.

     (a) Without regard to any limitations contained in any other section of this Article Nine, the Corporation may, if authorized by its shareholders by a majority of votes which would be entitled to be cast in a vote to amend the Corporation's Articles of Incorporation (which authorization may take the form of an amendment to the Articles of Incorporation or a contract, resolution or by-law approved or ratified by the requisite shareholder vote), indemnify or obligate itself to indemnify a director made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director, with respect to any existing or threatened proceeding that would be covered by the authorization, may not be voted on the authorization.

     (b) The Corporation shall not indemnify a director under this Section 9.5 for any liability incurred in a proceeding in which the director is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

          (1) for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

          (2) for acts or omissions which involve intentional misconduct or a knowing violation of law;

          (3) for any type of liability for unlawful distribution under Section 14-2-832 of the Code, or any successor statute; or

          (4) for any transaction from which he received an improper personal benefit.

     (c) Where approved or authorized in the manner described in subsection (a) of this Section 9.5, the Corporation may advance or reimburse expenses incurred, in advance of final disposition of the proceeding, only if:

          (1) the director furnishes the Corporation with a written affirmation of his good-faith belief that his conduct does not constitute behavior of the kind described in subsection (b) of this Section 9.5; and

          (2) the director furnishes the Corporation with a written undertaking, executed personally or on his behalf, to repay any advances, if it is ultimately determined that he is not entitled to indemnification under this Section 9.5.

9.6  Advances for Expenses.

     (a) The Corporation may advance funds to pay for or reimburse the reasonable expenses incurred by a director, who is a party to a proceeding, in advance of final disposition of the proceeding if:

          (1) the director furnishes the Corporation with a written affirmation of his good-faith belief that he has met the standard of conduct set forth in subsection (a) of Section 9.3 of this Article Nine, or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation of the Corporation, as authorized by paragraph (4) of subsection (b) of Section 14-2-202 of the Code; and

          (2) the director furnishes the Corporation with a written undertaking to repay any funds advanced, if it is ultimately determined that he is not entitled to indemnification under this Article Nine.
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     (b)  The  undertaking  required by paragraph (2) of subsection  (a) of this
          Section 9.6 must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

     (c)  Authorizations under this Section 9.6 shall be made:

          (1)  by the Board:

               a. when there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

               b. when there are fewer than two disinterested directors, by the vote necessary for action by the Board in accordance with subsection (c) of Section 14-2-824 of the Code, in which authorization, directors who do not qualify as disinterested directors may participate; or

          (2) by the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

9.7  Indemnification of Officers, Employees, and Agents.

     (a) The Corporation shall indemnify an officer of the Corporation who is a party to a proceeding because he is an officer of the Corporation:

          (1)  if he is a director, to the same extent as a director; and

          (2) if he is not a director, to such further extent as may be provided by the Articles of Incorporation, a resolution of the Board, or contract, except for liability arising out of conduct that constitutes:

               a. an appropriation, in violation of his duties, of any business opportunity of the Corporation;

               b. acts or omissions which involve intentional misconduct or a knowing violation of law;

               c.   the types of liability  set forth in Code Section  14-2-832;
                    or


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               d.   receipt of an improper personal benefit.

     (b) The provisions of paragraph (2) of subsection (a) of this Section 9.7 shall apply to an officer who is also a director, if the sole basis on which he is made a party to the proceeding is an act or omission solely as an officer.

     (c) An officer of the Corporation who is not a director is entitled to mandatory indemnification under Section 9.2, and may apply to a court under Section 14-2-854 of the Code for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

     (d) The Corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its Articles of Incorporation, By-Laws, general or specific action of its Board, or contract.

9.8 Insurance. The Corporation may purchase and maintain insurance, on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, serves at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him in such a capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify or advance expenses to him against the same liability under this Article Nine.

9.9 Expenses for Appearance as Witness. Nothing contained in this Article Nine shall be deemed to limit the Corporation's power to pay or reimburse expenses incurred by a director or officer, in connection with his appearance as a witness in a proceeding, at a time when he is not a party.